UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2006

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On May 31, 2006, the U.S. District Court for the Southern District of Illinois issued an order modifying the payment schedule for the prior fine imposed in February 2002 against Exide Illinois, Inc., a subsidiary of Exide Technologies, and adopting an agreement and joint resolution extending and modifying payments under Exide Illinois, Inc.'s pre-existing $27.5 million fine. Exide Technologies is ultimately responsible for payment of the fine. The Court's order resolves all issues raised in the government's motion filed in November 2005. Attached hereto as Exhibit 99.1 is a copy of the Court's order. A copy of the agreement and joint resolution incorporated by reference in the Court's order is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Court Order dated May 31, 2006
Exhibit 99.2 Agreement and Joint Resolution

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

June 1, 2006	By:	Gordon A. Ulsh

Name: Gordon A. Ulsh
Title: President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Court Order dated May 31, 2006
99.2	Agreement and Joint Resolution